EXHIBIT 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forty in Rule 13a-14(b) of the Securities Act of 1934, as amended(the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code ("18 U.S.C. Section 1350"), Daniel Grey, the Chief Executive Officer of SBE, Inc. (the "Company") and David W. Brunton, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, to which this Certification is attached as Exhibit 32.1 (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:   August 31, 2005

/s/ Daniel Grey                                         /s/ David W. Brunton
-----------------------                                 ------------------------
Daniel Grey                                             David W. Brunton
Chief Executive Officer                                 Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference to any filing of SBE, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before of after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.